Exhibit 5.1

January 9, 2020	+1 617 526 6000 (t)

+1 617 526 5000 (f)

Apellis Pharmaceuticals, Inc.

100 Fifth Avenue

Waltham, MA, 02451

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-235830) (the “Registration Statement”), filed by Apellis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), among other things, shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement and the base prospectus contained therein (the “Base Prospectus”), (ii) the preliminary prospectus supplement, dated January 7, 2020 (the “Preliminary Prospectus Supplement”) and (iii) the prospectus supplement, dated January 8, 2020 (the “Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectuses”) relating to the issuance and sale pursuant to the Registration Statement of up to 10,925,000 shares of Common Stock, including up to 1,425,000 Shares issuable upon exercise of an option to purchase additional shares granted by the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to an underwriting agreement dated January 8, 2020 (the “Underwriting Agreement”) by and among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Evercore Group L.L.C., as representatives of the underwriters named in the Underwriting Agreement, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement and the Base Prospectus and the Prospectuses, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company, including the committees thereof, as provided to us by the Company, the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

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Apellis Pharmaceuticals, Inc. January 9, 2020 Page 2

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectuses under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Stuart M. Falber
Stuart M. Falber, a Partner